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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Tufco Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Tufco Technologies, Inc.

Notice of Annual Meeting of Stockholders
To be Held March 9, 2004

To Our Stockholders:

      You are invited to attend the annual meeting of stockholders of Tufco Technologies, Inc. to be held at The American Club, Highland Drive, Kohler, Wisconsin 53044 on Tuesday, March 9, 2004, at 8:00 a.m., Central Standard Time, for the following purposes:

Proposal 1.	To elect six directors to serve for a one-year term and until their successors are elected and qualified.

Proposal 2.	To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 2004.

Proposal 3.	To approve the 2004 Non-Employee Director Stock Option Plan.

Proposal 4.	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

      The record date for the annual meeting is January 28, 2004. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting. The board of directors hopes that you will find it convenient to attend the annual meeting in person, but whether or not you plan to attend, please complete, sign, date and return the enclosed proxy to ensure that your shares of common stock are represented at the annual meeting. Returning your proxy does not deprive you of the right to attend the annual meeting and vote your shares in person.

Sincerely,

Michael B. Wheeler,
Secretary

January 29, 2004

Notice of Annual Meeting of Stockholders
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS Tuesday March 9, 2004
PROPOSAL ONE -- ELECTION OF DIRECTORS
Committees Of The Board Of Directors
RECENT CORPORATE GOVERNANCE ENHANCEMENTS
Director Compensation
MANAGEMENT
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG TUFCO TECHNOLOGIES, INC. NASDAQ MARKET INDEX AND MG GROUP INDEX
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL TWO -- RATIFICATION OF INDEPENDENT AUDITORS
PROPOSAL THREE -- APPROVAL OF 2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
New Plan Benefits 2004 Non-Employee Director Stock Option Plan
STOCKHOLDER PROPOSALS
OTHER BUSINESS
EXPENSES
ANNUAL REPORT
TUFCO TECHNOLOGIES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
Tuesday March 9, 2004

Tufco Technologies, Inc.

3161 S. Ridge Road
Green Bay, WI 54304

      The Board of Directors of Tufco Technologies, Inc. (“Tufco,” the “Company,” “we”, “our” or “us”) is soliciting proxies to be used at the 2004 annual meeting of stockholders to be held at The American Club, Highland Drive, Kohler, Wisconsin 53044 on Tuesday, March 9, 2004, at 8:00 a.m., Central Standard Time. This proxy statement, accompanying proxy and annual report to stockholders for the fiscal year ended September 30, 2003 are first being mailed to stockholders on or about January 29, 2004. Although the annual report is being mailed to stockholders with this proxy statement, it does not constitute part of this proxy statement.

Who Can Vote

      Only stockholders of record as of the close of business on January 28, 2004 are entitled to notice of and to vote at the annual meeting. As of January 28, 2004, we had outstanding 4,582,344 shares of common stock, the only outstanding class of stock entitled to vote. Each stockholder of record on the record date is entitled to one vote for each share of common stock held.

How You Can Vote

      Shares of common stock cannot be voted at the annual meeting unless the holder of record is present in person or by proxy. All stockholders are urged to complete, sign, date and promptly return the proxy in the enclosed postage-paid envelope after reviewing the information contained in this proxy statement. Valid proxies will be voted at the annual meeting and at any postponements or adjournments thereof as you direct in the proxy. If no direction is given and the proxy is validly executed, the proxy will be voted FOR the election of the nominees for the Board of Directors set forth in this proxy statement, FOR the approval of the 2004 Non-Employee Director Stock Option Plan, and FOR the ratification of the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 2004. The persons authorized under the proxies will vote upon such other business as may properly come before the annual meeting in accordance with their best judgment.

Revocation of Proxies

      You may revoke your proxy at any time prior to the start of the annual meeting in three ways:

(1) by delivering a written notice of revocation to the Corporate Secretary of Tufco;

(2) by timely submitting a duly executed proxy bearing a later date; or

(3) by attending the annual meeting and expressing the desire to vote your shares in person.

Quorum

      A majority of the outstanding shares of common stock on January 28, 2004 (2,291,173 shares), represented in person or by proxy, shall constitute a quorum for the transaction of business at the annual meeting. However, if a quorum is not present, the stockholders present at the meeting have the power to adjourn the meeting until a quorum is present. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Broker non-votes are when a nominee holding shares of common stock for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto. Abstentions and Broker non-votes will be included in the determination of the number of shares present at the annual meeting for quorum purposes, but will not be counted for or against any proposal.

      Your vote is important. Accordingly, you are asked to complete, date, sign and return the accompanying proxy whether or not you plan to attend the annual meeting. If you plan to attend the annual meeting to vote in person and your shares are registered with our transfer agent (StockTrans, Inc.) in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.

PROPOSAL ONE — ELECTION OF DIRECTORS

      Our bylaws provide that the board of directors will consist of one to twelve directors, as determined from time to time by resolution of the board. The board of directors has set the number of directors at six, all of whom are to be elected at the annual meeting. Each director will serve until the 2005 annual meeting and until his successor has been elected and qualified or until the director’s earlier death, resignation or removal. Each nominee has consented to being named in this proxy statement and to serve if elected.

      We have no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the board of directors designates a substitute nominee, the persons named in the accompanying proxy will vote for the substitute nominee designated by the board of directors, unless a contrary instruction is given in the proxy.

      Each stockholder is entitled to cast one vote for each share of common stock held on January 28, 2004. The majority vote of the shares represented in person or by proxy at the annual meeting is required to elect each director. Votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Votes that are withheld for a particular nominee will be excluded from the vote for that nominee only.

Nominees

      The persons nominated to be directors are listed below. All of the nominees listed below are currently directors and have been since 1992, except Mr. LeCalsey, who became a director in September 1996, and Mr. Preston who became a director in September 1999.

      During fiscal year 2003, the board of directors held five meetings. No director attended less than 75% of the aggregate of the total number of meetings held by the board of directors and the committees on which he served.

      The following information as of January 28, 2004 is submitted concerning the nominees named for election as directors:

Name	Age	Position With Tufco

Robert J. Simon	45	Chairman of the Board of Directors
Samuel J. Bero	68	Director
C. Hamilton Davison, Jr.	44	Director
Louis LeCalsey, III	64	Director, President and Chief Executive Officer
William J. Malooly	61	Director
Seymour S. Preston, III	70	Director

      Robert J. Simon — Mr. Simon has been Chairman of the Board of Directors of Tufco since February 1992. Mr. Simon has been a Senior Managing Director of Bradford Ventures, Ltd., a private investment firm, since 1992 and a General Partner of Bradford Associates since 1989, having started at the firm in 1984. Mr. Simon is either Chairman of the Board or a director of Wolverine Brass Inc., Parmarco Technologies, Inc., TriMark USA, Inc., Overseas Equity Investors Ltd., Overseas Callander Fund, Ltd., Portuguese Baking Company and Independent Printing Company, Inc. as well as several other privately held companies.

      Samuel J. Bero — Mr. Bero had been President and Chief Executive Officer from November 1993 until he retired in July 1995, Executive Vice President since November 1992, and our General Manager since 1974, when he co-founded Tufco Industries, Inc., our predecessor. Mr. Bero has been a director since 1992 and has over 33 years of experience in the converting industry.

      C. Hamilton Davison, Jr. — Mr. Davison has been a director since 1992. Mr. Davison has been the President and a director of Paramount Cards, Inc., a manufacturer and retailer of greeting cards, since 1988 and Chief Executive Officer since 1995. Prior to that time, Mr. Davison was Vice President, International and Marketing of Paramount Cards, Inc. Mr. Davison is also a director and former President of the greeting card industry trade association. In addition to other private companies and not-for-profit boards, he served as a director and member of the audit committee of Valley Resources until 2000 when the company was sold to Southern Union (NYSE:SUG). Mr. Davison received a Bachelors Degree from Vanderbilt University and a masters degree from the University of Texas.

      Louis LeCalsey, III — Mr. LeCalsey assumed the position of President and Chief Executive Officer in October 1996. Previously he was President of Tufco Industries, Inc., our predecessor, from April 1996 through September 1996. Prior to that he served as Vice President of Worldwide Logistics for Scott Paper Company, the culmination of a 23-year career with Scott in various leadership positions. Mr. LeCalsey serves as a director for TriMark USA, Inc., Independent Printing Company, Inc., and as a member of the Advisory group for Bradford Equities Management LLC.

      William J. Malooly — Mr. Malooly has been a director since 1992. Mr. Malooly was the Chairman and Chief Executive Officer of Bank One, Green Bay from 1997 until he retired from Bank One in September 1999. Mr. Malooly serves as a director of Paper Converting Machine Corp., CMM Group LTD, and White Clover Dairy Inc.

      Seymour S. Preston, III — Mr. Preston has been a director since September 1999. From 1994 until August 2003 when he sold the company, Mr. Preston was Chairman, CEO and sole owner of AAC Engineering Systems, Inc., a manufacturer of deburring and metal finishing equipment. From 1990 to 1993, Mr. Preston was President and CEO of Elf Atochem North America, Inc., a manufacturer and marketer of plastics and specialty chemicals. Prior to 1990, Mr. Preston was President, Chief Operating Officer and director of Pennwalt Corporation. Mr. Preston is currently a director of Albemarle Corporation, Scott Specialty Gases, Inc., Ocean Power Technologies, Inc., Independent Publications, Inc., The Barra Foundation, The Wistar Institute, and The Academy of Natural Sciences of Philadelphia. Mr. Preston received a BA in chemistry from Williams College and an MBA from the Harvard Business School.

      None of the directors listed herein is related to any other director or executive officer of the Company.

      The Board of Directors unanimously recommends that stockholders vote FOR the election of directors as set forth in proposal one.

Committees Of The Board Of Directors

      The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee, but not a Nominating Committee.

Executive Committee

Functions:	Serves in the event action must be taken by the board of directors at a time when convening a meeting of the entire Board of Directors is not feasible. May exercise all of the authority of the board of directors in the business and affairs of Tufco with certain exceptions.

Members:	Samuel J. Bero Robert J. Simon

Number of Meetings in 2003:	One

Audit Committee

Functions:	Reviews proposals from our independent auditors regarding annual audits. Approves the engagement or discharge and compensation of the independent auditors. Reviews recommendations of the independent auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices. Reviews the scope of the annual audit. Approves or disapproves each professional service or type of service other than standard auditing services to be provided by the auditors. Reviews and discusses the unaudited quarterly and audited annual financial statements with management and the independent auditors prior to the earnings release.

Members:	C. Hamilton Davison, Jr. William J. Malooly Seymour S. Preston III

Number of Meetings in 2003:	Four

Compensation Committee

Functions:	Reviews annual salaries and bonuses and determines the recipients of, and time of granting of, stock options. Determines the exercise price of each stock option and the number of shares to be issued upon the exercise of each stock option.

Members:	Samuel J. Bero Robert J. Simon C. Hamilton Davison, Jr.

Number of Meetings in 2003:	Three

RECENT CORPORATE GOVERNANCE ENHANCEMENTS

      Recently, the Board of Directors has adopted a number of measures designed to comply with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and final rules of the SEC interpreting and implementing the Sarbanes-Oxley Act, as well as new listing standards of the NASDAQ

Stock Market relating to corporate governance matters. Among the significant measures implemented by the Board of Directors to date are the following:

Audit Committee Composition

      Effective January 13, 2004, the Board of Directors adjusted the membership of the Audit Committee, so that the Audit Committee is comprised solely of “independent directors” in accordance with the NASDAQ Stock Market standards.

Audit Committee Charter

      In December of 2003 the Audit Committee of the Board of Directors adopted a revised written charter for the Audit Committee that was designed to comply with the requirements of the new NASDAQ Stock Market listing standards and SEC rules. The amended and restated audit committee was ratified by the Board of Directors on January 13, 2004. The amended and restated Audit Committee Charter is attached hereto as Exhibit A.

Code of Ethics

      In December of 2003 the Audit Committee adopted a Code of Ethics applicable to senior financial officers of the Company. This Code of Ethics constitutes a code of ethics applicable to senior financial officers within the meaning of the Sarbanes-Oxley Act and SEC rules. The Code of Ethics was filed as an exhibit to the Company’s Form 10-K for its fiscal year ended September 30, 2003. The Code of Ethics was ratified by the Board of Directors on January 13, 2004.

      The Company is a “Controlled Company” as defined in NASDAQ Stock Market Rule 4350(c)(3). The Board of Directors has based this determination on the fact that approximately 57% of the voting stock of the Company is held by Bradford Venture Partners, L.P. and Overseas Equity Investors Partners, which together constitute a group for purposes of NASDAQ Stock Market Rule 4350(c)(5).

      The Board of Directors does not have a standing Nominating Committee or committee performing similar functions; however, the Board of Directors functions in the capacity of the Nominating Committee. The Board of Directors have determined that four of the six directors currently meet the independence standards under the applicable NASDAQ Stock Market rules. These directors are Messrs. Bero, Davison, Malooly and Preston.

      All of the Company’s current members of the Board of Directors have served as directors since 1992, except Mr. LeCalsey, who became a director in September 1996, and Mr. Preston, who became a director in September 1999. Where called for, qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. Minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other board of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The Board of Directors desires a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and its stockholders. In the event of a need for a new or additional director, the Board of Directors would evaluate potential nominees by reviewing their qualifications, results of personal and reference interviews and such other information as they may deem relevant.

      The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

      Since 1999, the Board of Directors has nominated the current directors for re-election at each annual meeting of stockholders. The Board has not established special procedures for security holders to submit director recommendations. If the Company were to receive recommendations of candidates from the Company’s security holders, the Board of Directors would consider such recommendations in the same manner as all other candidates.

      The Board of Directors has not implemented a process for stockholders of the Company to send communications to the Board.

      The Board of Directors does not currently have a policy with regard to the attendance of board members at its annual meeting of stockholders. All of the directors attended the Company’s 2003 Annual Meeting of Stockholders, with the exception of Seymour S. Preston III.

Director Compensation

      Our directors who are not employees receive:

•	an annual fee of $8,000,

•	a payment of $1,500 for each board meeting attended, and

•	a payment of $1,500 for each committee meeting attended.

In addition, upon election or reelection to the Board of Directors at the annual meeting, each non-employee director will receive an option to acquire 3,000 shares of common stock under Tufco’s 2004 Non-Employee Director Stock Option Plan, subject to stockholder approval thereof as set forth in Proposal Three — Approval of the 2004 Non-Employee Director Stock Option Plan. The options are exercisable immediately at an exercise price equal to the fair market value of the common stock on the date of the annual meeting. On March 12, 2003, Messrs. Bero, Davison, Malooly, Preston and Simon each received options to acquire 3,000 shares of common stock under Tufco’s 1993 Non-Employee Director Stock Option Plan, as amended, with an exercise price of $6.24 per share.

MANAGEMENT

Compensation Of Executive Officers

      The following table summarizes the compensation for each of the fiscal years ended September 30, 2003, 2002 and 2001 of the Chief Executive Officer and the other most highly compensated executive officers who earned a total annual salary and bonus in excess of $100,000 in fiscal year 2003.

Summary Compensation Table

					Long Term
					Compensation

		Annual Compensation			Securities
Name and				Other Annual	Underlying	All Other
Principal Position	Fiscal Year	Salary	Bonus	Compensation(1)	Options	Compensation(2)

Louis LeCalsey, III	2003	$262,500	$60,000	0	16,500	$4,346
Director, President	2002	262,500	0	0	30,000	5,437
and CEO	2001	250,000	75,000	0	40,000	4,346
Michael B. Wheeler(3)	2003	$173,500	$40,000	0	12,500	0
Vice President, CFO	2002	82,500	2,000	0	15,000	0
Secretary and Treasurer	2001	0	0	0	0	0
Madge Joplin	2003	$118,500	$23,700	0	4,500	$2,370
Vice President, Sales	2002	118,500	11,850	0	4,000	1,681
and Operations	2001	118,500	10,000	0	14,000	1,342

					Long Term
					Compensation

		Annual Compensation			Securities
Name and				Other Annual	Underlying	All Other
Principal Position	Fiscal Year	Salary	Bonus	Compensation(1)	Options	Compensation(2)

Michele M. Corrigan	2003	$154,500	$30,900	0	$4,500	$3,090
Vice President Sales	2002	154,500	0	0	4,000	2,518
and Marketing	2001	150,000	10,000	0	17,500	2,000
Drew W. Cook(4)	2003	$86,730	0	0	4,500	$1,603
Chief Accounting Officer	2002	133,570	2,000	0	7,500	3,771
Corp Controller	2001	120,000	60,000	0	10,000	2,404
Asst. Secretary and Asst Treasurer
Charles Cobaugh(5)	2003	$93,215	0	0	4,500	$2,921
Vice President Paint	2002	166,000	0	0	7,500	2,463
Sundry Sector	2001	159,000	93,000	0	10,000	2,019

(1)	Perquisites and other personal benefits for Louis LeCalsey, III, Michael B. Wheeler, Madge Joplin, Michele M. Corrigan, Drew W. Cook and Charles Cobaugh did not exceed the level of $50,000 or 10% of their total annual salary plus bonus.

(2)	Includes employer matching contributions to the Company’s 401(k) plan, and in addition to the amounts set forth below, the Company contributes to a self funded insurance plan on behalf of the named executive officers.

(3)	Mr. Wheeler replaced Drew W. Cook as Chief Financial Officer on March 27, 2002.

(4)	Mr. Cook served as acting Chief Financial Officer from December 19, 2001, until March 27, 2002, and as Chief Accounting Officer, Corporate Controller, Assistant Secretary and Assistant Treasurer from March 27, 2002 until March 31, 2003.

(5)	Mr. Cobaugh served as Vice President Paint Sundries Sector of the Company until March 31, 2003.

Employment Agreements

      Mr. LeCalsey entered into an employment agreement with us effective September 19, 1996 as amended, under which he serves as the President and Chief Executive Officer for an initial term of three years with successive one-year renewal terms. If we terminate his employment for cause, or as a result of his death or disability, our obligation to compensate him immediately terminates. If we terminate his employment without cause, we are obligated to compensate him for the remaining term of the agreement or for a period of one year, whichever is greater. If his employment is terminated within 180 days following a change in control of the Company (as defined in the employment agreement), then we (or our successor) will be obligated to pay him his base salary (subject to certain deductions) for a period of two years following the occurrence of the change in control. The employment agreement prohibits him from competing with us while employed by us and for one year after termination of his employment with us. The employment agreement provides for an initial annual base salary of $200,000, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the board of directors.

      Mr. Wheeler entered into an employment agreement with us effective March 27, 2002, under which he serves as Vice President, Chief Financial Officer, Secretary and Treasurer for an initial term of one year with successive one-year renewal terms. If we terminate his employment for cause, or as a result of his death or disability, our obligation to compensate him immediately terminates. If we terminate his employment without cause, we will be obligated to compensate him for a period of one year (and if such termination occurs in the fourth quarter of any year, a pro-rated portion of his bonus, if applicable). The employment agreement prohibits him from competing with us while employed by us and for one year after termination of his employment by us. The employment agreement provides for an initial annual base salary of $165,000, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the board of directors.

      Ms. Corrigan entered into an employment agreement with us effective October 1, 1997 under which she serves as Vice President Sales and Marketing for an initial term of one year with successive one-year renewal terms. If we terminate her employment for cause, or as a result of her death or disability, our obligation to compensate her immediately terminates. If she is terminated without cause, we will be obligated to compensate her for the remaining term of the agreement or for a period of one year, whichever is greater. The employment agreement prohibits her from competing with us while employed by us and for one year after the later of her termination of employment or the termination of severance pay. The employment agreement provides for an initial annual base salary of $75,000, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the board of directors.

      Ms. Joplin entered into an employment agreement with us effective October 1, 1996 under which she serves as Vice President Sales and Operations for an initial term of one year with successive one-year renewal terms. If we terminate her employment for cause, or as a result of her death or disability, our obligation to compensate her immediately terminates. If she is terminated without cause, we will be obligated to compensate her for the remaining term of the agreement or for a period of one year, whichever is greater. The employment agreement prohibits her from competing with us while employed by us and for one year after the later of her termination of employment or the termination of severance pay. The employment agreement provides for an initial annual base salary of $75,000, an annual bonus and various fringe benefits. The bonus is based upon a budget for pre-tax income determined by the board of directors.

      Mr. Cook entered into an employment agreement with us effective January 1, 2000 under which he served as Corporate Controller for an initial term of two years, with successive one-year renewal terms. The employment agreement provided for an initial annual base salary of $104,000, an annual bonus and various fringe benefits. The bonus was based upon a budget for pre-tax income determined by the board of directors. Mr. Cook resigned from the Company on March 31, 2003 in connection with the sale by the Company of its Paint Sundries segment. In connection with Mr. Cook’s resignation, Mr. Cook and the Company entered into a Termination and General Release, pursuant to which the Employment Agreement was terminated effective as of March 31, 2003, and Mr. Cook unconditionally released the Company, its stockholders, affiliates and related entities and persons from and against all claims arising out of or relating in any way to Mr. Cook’s employment with the Company (other than accrued but unpaid vacation due, rights under the Company’s stock option plans and distributions of amounts held in trust by the Tufco Technologies, Inc. Profit Sharing Savings and Investment Plan). In addition, the Company unconditionally released Mr. Cook from and against all claims arising out of or relating in any way to Mr. Cook’s employment with the Company (other than certain provisions which survive the termination of the Employment Agreement and any loss incurred by the Company by any reason of any act or omission by Mr. Cook in his capacity as an officer of the Company, unless such act or omission was in good faith and in a manner that Mr. Cook believed to be in, or not opposed to, the best interests of the Company, and, with respect to criminal action, Mr. Cook had no reasonable cause to believe that his conduct was unlawful). As a result of Mr. Cook’s termination of employment, all unexercised stock options held by Mr. Cook were terminated.

      Mr. Cobaugh entered into an employment agreement with us effective November 13, 1997 when Tufco purchased Foremost Manufacturing Company, Inc. Under this agreement Mr. Cobaugh served as Vice President Paint Sundries Sector for an initial term of two years with successive one-year renewal terms. The employment agreement provided for an initial annual base salary of $144,000, an annual bonus and various fringe benefits. The bonus was based upon a budget for pre-tax income determined by the board of directors. Mr. Cobaugh resigned from the Company on March 31, 2003 in connection with the sale by the Company of its Paint Sundries segment. In connection with Mr. Cobaugh’s resignation, Mr. Cobaugh and the Company entered into a Termination and General Release, pursuant to which the Employment Agreement was terminated effective as of March 31, 2003, and Mr. Cobaugh unconditionally released the Company, its stockholders, affiliates and related entities and persons from and against all claims arising out of or relating in any way to Mr. Cobaugh’s employment with the Company (other than accrued but unpaid vacation due, rights under the Company’s stock option plans and distributions of amounts held in trust by the Tufco

Technologies, Inc. Profit Sharing Savings and Investment Plan). In addition, the Company unconditionally released Mr. Cobaugh from and against all claims arising out of or relating in any way to Mr. Cobaugh’s employment with the Company (other than certain provisions which survive the termination of the Employment Agreement and any loss incurred by the Company by any reason of any act or omission by Mr. Cobaugh in his capacity as an officer of the Company, unless such act or omission was in good faith and in a manner that Mr. Cobaugh believed to be in, or not opposed to, the best interests of the Company, and, with respect to criminal action, Mr. Cobaugh had no reasonable cause to believe that his conduct was unlawful). As a result of Mr. Cobaugh’s termination of employment, all unexercised stock options held by Mr. Cobaugh were terminated.

Option Tables

Option Grants

      The following table sets forth the stock options grants made by the Company during fiscal year 2003 to each of our executive officers described above in the “Summary Compensation Table”. The following table also sets forth the hypothetical gains that would exist for the options at the end of the five-year terms after vesting, assuming compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of Tufco’s common stock. All option exercise prices are based on market price on the grant date.

Fiscal Year 2003 Option Grants

					Potential Realizable
					Value at Assumed
		Individual Option Grants			Annual Rates of
					Stock Price
	Number of				Appreciation at End
	Shares	% of Total			of Ten Year Option
	Underlying	Options Granted	Exercise		Term(2)
	Options	to Employees in	Price Per	Expiration
Name	Granted(1)	Fiscal Year 2003	Share	Date	5%	10%

Louis LeCalsey, III	16,500	33%	$4.92	10/1/2012	51,054	129,380
Michael B. Wheeler	12,500	25%	$4.92	10/1/2012	38,677	98,015
Drew W. Cook	4,500	9%	$4.92	5/15/2003	—	—
Madge Joplin	4,500	9%	$4.92	10/1/2012	13,924	35,285
Charles Cobaugh	4,500	9%	$4.92	5/15/2003	—	—
Michele M. Corrigan	4,500	9%	$4.92	10/1/2012	13,924	35,285

(1)	Stock option grants vest in equal increments on each of the first three anniversaries of their date of grant

(2)	“Potential Realizable Value” is disclosed in response to Securities and Exchange Commission rules, which require such disclosure for illustrative purposes only, and is based on the difference between the potential market value of shares issuable (based upon assumed appreciation rates) upon exercise of such options and the exercise price of such options. The values disclosed are not intended to be, and should not be interpreted as, representations or projections of future value of Tufco’s stock or of the stock price.

Option Exercises And Fiscal Year-End Option Values

      The following table sets forth certain information concerning the value of the unexercised options as of September 30, 2003 held by the executive officers. In fiscal year 2003, no executive officers of the Company exercised options to acquire the Company’s common stock.

Aggregate Option Exercises In Fiscal Year 2003 and

Fiscal 2003 Year-End Option Values

			Number of Shares
			Underlying Unexercised		Value of Unexercised In-the-
			Options at Fiscal 2003		Money Options at Fiscal
	Shares		Year-end		2003 Year-end(2)
	Acquired on	Value
Name	Exercise(#)	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Louis LeCalsey, III	—	—	199,000	36,500	$—	$25,080
Michael B. Wheeler	—	—	5,000	22,500	3,700	26,400
Madge Joplin	—	—	20,833	7,167	—	6,840
Michele M. Corrigan			39,833	7,167	—	6,840
Drew W. Cook	—	—	—	—	—	—
Charles Cobaugh	—	—	—	—	—	—

(1)	The fair market value on September 30, 2003 of the common stock underlying the options was $6.44 per share.

(2)	Represents the difference between the exercise price and the last sales price of the Common Stock on the date of exercise.

Equity Compensation Plan Information

      The following table sets forth information concerning the equity compensation plans of the Company as of September 30, 2003.

(C)
Number of
	(A)		Securities
	Number of		Remaining Available
	Securities to be	(B)	for Future Issuance
	Issued Upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights	and Rights	in Column (A))

Equity compensation plans approved by security holders (1)	453,700	$7.51	300,000
Equity compensation plans not approved by security holders (2)	—	—	—

(1)	Plans represent the 1992 Non-Qualified Stock Option Plan, which expired April 2002, the 2003 Non-Qualified Stock Option Plan, which expires April 2013 and the 1993 Non-Employee Director Stock Option Plan, which expires March 2004.

(2)	There are no equity compensation plans not approved by security holders.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

      The Audit Committee of the Board of Directors of Tufco Technologies, Inc. is composed of three non-employee directors who meet the independence standards of the NASDAQ Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee charter, as amended and restated in 2003, is attached hereto as Exhibit A. The Board of Directors of the Company has determined that William J. Malooly is an Audit Committee Financial Expert (as defined in Item 401(h) of Regulation S-K). Mr. Malooly is “independent” (as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act).

      With respect to fiscal 2003, the Audit Committee has reviewed and discussed the audited financial statements with management. Management has the responsibility for the preparation of our financial statements, and the independent auditors have the responsibility for the examination of those statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors’ independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission.

      In compliance with the Sarbanes-Oxley Act, the Audit Committee has established procedures, including receipt, retention, and treatment of complaints, for confidential, anonymous reporting of employee concerns with regard to accounting controls or auditing matters.

Respectfully submitted,
C. Hamilton Davison, Jr.
William J. Malooly
Seymour S. Preston III

Audit Fees and Other Fees

      The following table shows the fees paid or accrued by the Company for the audit and other services provided by Deloitte & Touche LLP for fiscal years 2002 and 2003:

	FY 2003	FY 2002

Audit Fees	$184,140	$168,550
Audit-Related Fees	$—	$—
Tax Fees	$114,433	$85,000
All Other Fees	$20,570	$—
Totals	$319,043	$253,550

      Audit services of Deloitte & Touche LLP for fiscal 2003 consisted of the examination of the consolidated financial statements of the Company and quarterly reviews of financial statements and review of SEC filings. There were no “Audit-Related Fees” during fiscal 2003. “Tax Fees” include charges primarily related to tax return preparation and tax consulting services. “All Other Fees” include charges primarily related to the sale of the Paint Sundries segment. All of the services described above were approved by the Audit Committee.

      Audit services of Deloitte & Touche LLP for fiscal 2002 consisted of the examination of the consolidated financial statements of the Company and quarterly reviews of financial statements. There were no “Audit-Related Fees” during fiscal 2002. “Tax Fees” includes charges primarily related to tax return preparation and tax consulting services. There were no “Other Fees” during fiscal 2002. All of the services described above were approved by the Audit Committee.

      The Audit Committee’s policy is to pre-approve all auditing and permitted non-audit services other than deminimus non-audit services as defined in Section 10A(i)(1) of the Exchange Act which will be approved prior to the completion of the independent auditor’s audit. The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      Our executive compensation is supervised by our compensation committee. The functions of the compensation committee are to review general compensation policies and to review recommendations made regarding the salaries of executive officers. We seek to provide executive compensation that will support the achievement of our financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the compensation committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

      In general, we compensate our executive officers through base salary, cash bonuses and long-term incentive compensation. In addition, executive officers participate in benefit plans that are generally available to our employees.

      The compensation committee’s compensation policies for executive officers follow our compensation policy for all employees. This policy emphasizes the principle that compensation should be commensurate with performance of the individual and the company. With regard to the chief executive officer, the compensation committee considers a broad array of factors in establishing his base salary and bonus, including the salary and bonus payments for chief executive officers at companies in similar businesses. For fiscal year 2003, our chief executive officer had an employment agreement that provided for a minimum base salary of $200,000.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction that may be claimed by a public company for total compensation in excess of $1 million paid to the chief executive officer or to any of the other four most highly compensated officers except to the extent that any compensation in excess of $1 million is paid pursuant to a performance-based plan. This provision became effective January 1, 1994 with respect to us. After considering the application of Section 162(m) to its compensation policies, the committee has determined that the provisions of Section 162(m) would not affect the compensation of any of the officers named above. To the extent that this might not continue to be the case, the committee would consider any changes necessary to conform to the provisions of Section 162(m).

      The compensation committee determined the salary for our chief executive officer for fiscal year 2003 based on the foregoing factors.

Respectfully submitted,
Compensation Committee:
Samuel J. Bero
C. Hamilton Davison, Jr.
Robert J. Simon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mr. Bero and Mr. Simon serve on our compensation committee. Mr. Bero was an officer from November 1993 until his retirement in July 1995 and Mr. Simon currently is a general partner of Bradford Associates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We lease one of our facilities from a partnership in which Samuel J. Bero is a partner. The lease has a five-year term that expires March 2008. We have options to renew the lease for an additional five-year term at a negotiable rental rate. We paid total rent of $115,686 to the partnership that is the lessor of this facility for fiscal year 2003. We believe that the terms of this lease are at least as favorable to us as could have been obtained from an unaffiliated party.

      As one of the terms of our purchase of Tufco Industries, Inc., in February 1992, we entered into agreements with Mr. Bero and one other former stockholder of Tufco Industries, Inc. pursuant to which we are required to make interest-free advances for premiums on life insurance on their lives. The policies are collectively assigned to us as security for the repayment of such amounts. During fiscal year 2003, we paid $8,400 in premiums for Mr. Bero’s policy. As of September 30, 2003, outstanding advances to Mr. Bero were $106,629.

      In 1994, the Company entered into a consulting agreement with Bradford Ventures, Ltd., an affiliate of Bradford Venture Partners, L.P., and Overseas Equity Investors Partners, two of our largest stockholders, under which Bradford Ventures provides various financial consulting services to us for an initial term of 10 years, with successive automatic renewal terms of one year each unless terminated by either party. Under this agreement, Bradford Ventures has assisted us in structuring our initial public offering, various acquisitions and divestitures and restructuring our long-term obligations. In addition, Bradford Ventures provides general business consulting and advice. We expect to use the services of Bradford Ventures in the future for similar services as well as in any major transaction, such as loans, subsequent public offerings and acquisitions and divestitures. We are obligated to pay Bradford Ventures an annual fee of $239,245 under the agreement, subject to a 5% annual increase, plus reasonable out-of-pocket expenses. During fiscal year 2003, we paid Bradford Ventures $304,114 in fees. We believe that the terms of the agreement with Bradford Ventures are customary and are at least as favorable to us as could be obtained from an unaffiliated party.

PERFORMANCE GRAPH

      SEC rules require the presentation of a line graph comparing, over a period of five years, the cumulative total stockholder return to a performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by us.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG TUFCO TECHNOLOGIES, INC.
NASDAQ MARKET INDEX AND MG GROUP INDEX

ASSUMES $100 INVESTED ON OCT. 1, 1998

ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING SEPT. 30, 2003

	1998	1999	2000	2001	2002	2003

Tufco Technologies, Inc.	100.00	107.14	144.64	107.14	70.29	92.00
MG Group Index	100.00	117.64	85.86	90.58	110.66	135.42
NASDAQ Market Index	100.00	161.77	221.30	90.67	72.95	111.80

      The graph above compares the performance of our common stock with the performance of the NASDAQ Market Index and the MG Paper Products Group Index from October 1, 1998, through September 30, 2003. The comparison assumes $100 was invested on October 1, 1998, in our common stock and in each of the aforementioned indices and assumes reinvestment of dividends.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.

      Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the 2003 fiscal year, all persons required to file reports under Section 16(a) filed such reports on a timely basis, except that: (1) Robert J. Simon, Samuel J. Bero, C. Hamilton Davison, Jr., William J. Malooy each filed five late reports regarding five transactions, (2)Seymour S. Preston, III filed four late reports regarding four transactions, (3)Madge Joplin filed three late reports regarding three transactions and (4) Louis LeCalsey III, Michael B. Wheeler and Michele M. Corrigan each filed one late report regarding one transaction.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 15, 2004 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each current director, (3) each named executive officer, and (4) all current directors and named executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual’s spouse. The individual or entity has sole voting and investment power as to shares shown or, in the case of the individual, such power is shared with the individual’s spouse.

      Certain of the shares listed below are deemed to be owned beneficially by more than one stockholder under SEC rules. Accordingly, the sum of the ownership percentages listed exceeds 100%.

	Amount and Nature of	Percent
	Beneficial Ownership	of Class

Over 5% Stockholders
Robert J. Simon(1)(3)(4)(5)	2,653,543	57.6%
Barbara M. Henagan(1)(3)	2,621,661	57.2
Bradford Venture Partners, L. P.(1)(2)	2,619,740	57.2
Overseas Equity Investors Partners(3)(6)	2,619,740	57.2
Other Directors And Executive Officers
Samuel J. Bero(7)	210,000	4.6
Louis LeCalsey III(8)	307,821	6.4
C. Hamilton Davison, Jr.(5)	27,842	*
Seymour S. Preston III(9)	17,000	*
William J. Malooly(5)	27,000	*
Michael B. Wheeler(10)	10,167	*
Madge Joplin(11)	36,787	*
Michele M. Corrigan(12)	48,667	1.1
Directors and Executive Officers as a Group (9 persons)(1)(3)(13)	3,338,826	67.1%

*	Less than one percent

(1)	The amounts shown for Mr. Simon and Ms. Henagan include the shares owned of record by Bradford Venture Partners, L.P., as to which they may be deemed to share beneficial ownership due to their having voting and dispositive power over such shares. Bradford Associates, a general partnership of which such two persons are the partners, is the sole general partner of Bradford Venture Partners, L.P. and, as such, holds a 1% interest in that partnership. The business address of each of Mr. Simon and Ms. Henagan is 44 Nassau Street, Princeton, New Jersey, 08542.

(2)	The address of the stockholder is 44 Nassau Street, Princeton, New Jersey 08542. The amount shown for the stockholder includes 709,870 shares owned of record by Overseas Equity Investors Partners, as to which the stockholder may be deemed to share beneficial ownership due to the formation of a “group” comprised of the stockholder and Overseas Equity Investor Partners for purposes of SEC rules.

(3)	The amounts shown for Mr. Simon and Ms. Henagan includes the shares owned of record by Overseas Equity Investors Partners as to which they may be deemed to share beneficial ownership due to their having voting power over such shares. Mr. Simon serves as chairman of the board of directors of the corporation that acts as the managing partner of Overseas Equity. Bradford Associates holds a 1% partnership interest in Overseas Equity, which may increase upon the satisfaction of certain contingencies related to the overall performance of Overseas Equity’s investment portfolio, and also acts as an investment advisor for Overseas Equity.

(4)	The stockholder is also one of our directors.

(5)	The amount shown includes 24,000 shares that may be acquired under options currently exercisable.

(6)	The address of the stockholder is Clarendon House, Church Street, Hamilton 5-31, Bermuda. The amount shown for the stockholder includes 1,909,870 shares owned of record by Bradford Venture Partners, L.P., as to which the stockholder may be deemed to share beneficial ownership due to the formation of a “group” comprised of the stockholder and Bradford Venture Partners, L.P. for purposes of SEC rules.

(7)	The amount shown includes 20,000 shares that may be acquired under options currently exercisable.

(8)	The amount shown includes 214,500 shares that may be acquired under options currently exercisable.

(9)	The amount shown includes 12,000 shares that may be acquired under options currently exercisable.

(10)	The amount shown includes 9,167 shares that may be acquired under options currently exercisable.

(11)	The amount shown includes 23,667 shares that may be acquired under options currently exercisable.

(12)	The amount shown includes 42,667 shares that may be acquired under options currently exercisable.

(13)	The amount shown includes an aggregate of 394,000 shares that may be acquired under options currently exercisable.

PROPOSAL TWO — RATIFICATION OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 2004. The stockholders are asked to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 2004.

      Representatives of Deloitte & Touche LLP will be available by teleconference at the annual meeting to respond to appropriate questions from stockholders.

      Adoption of Proposal Two requires approval by the holders of a majority of shares of common stock present in person or represented by proxy, and entitled to vote at the annual meeting. Abstentions may be specified on this proposal to ratify the selection of the independent auditors. Abstentions will be considered present and entitled to vote at the annual meeting but will not be counted as votes cast in the affirmative. Abstentions will have the effect of a negative vote for this proposal to ratify the selection of the independent auditors.

      The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 2004.

PROPOSAL THREE — APPROVAL OF 2004 NON-EMPLOYEE DIRECTOR

STOCK OPTION PLAN

      2004 Non-Employee Director Stock Option Plan

      The Company’s stockholders are being asked to approve the adoption of the 2004 Non-Employee Director Stock Option Plan (the “2004 Plan”), a copy of which is attached hereto as Exhibit B. On January 13, 2004, the Board of Directors of the Company adopted the 2004 Plan, to become effective on March 9, 2004, subject to stockholder approval.

      Stockholder Approval Requirement. The approval of the 2004 Plan requires the affirmative vote of a majority of the shares of common stock voting on the matter.

Summary of the 2004 Non-Employee Director Stock Option Plan

      Purpose. The purposes of the 2004 Plan are to foster and promote the long-term financial success of the Company by (a) attracting and retaining non-employee directors of outstanding ability by the granting of stock options (the “Options”); (b) providing director compensation opportunities that are competitive with those of other corporations; and (c) enabling such directors to participate in such financial success of the Company by encouraging them to become owners of the common stock of the Company.

      Term. The 2004 Plan will terminate on March 9, 2014, unless earlier terminated by the Board.

      Administration. The 2004 Plan will be administered by a committee, as designated by the Board (the “Committee”).

      The Committee has the following powers and authority with regard to the 2004 Plan:

•	to interpret and administer the 2004 Plan

•	to select the non-employee directors who are to receive Options under the 2004 Plan

•	to determine the times at which Options will be granted

•	to determine the amount of Options to be granted to each such non-employee director

•	to unilaterally amend existing Options without the consent of the participants; provided such amendment does not adversely affect the participant

•	to amend existing Options that adversely affect participants; provided the participant consents

•	to determine the terms and conditions of Options granted under the 2004 Plan and the terms of agreements which will be entered into with participants with respect to the 2004 Plan

      The Committee has the power to establish different terms and conditions with respect to different participants in the 2004 Plan.

      Participation. All non-employee directors are eligible to participate in the 2004 Plan. The Committee shall determine from time to time the individuals who are to receive Stock Options under the 2004 Plan. The number of participants eligible to participate in the 2004 Plan is currently five. During the lifetime of participants, Options shall be exercisable only by the participant, and no Options will be transferable other than by will or the laws of descent and distribution. Any attempt to pledge, assign or transfer an Option for any reason during the participant’s lifetime shall be void and the relevant Option shall be forfeited.

      Shares of Stock Available for Grant. A total not to exceed an aggregate amount of 150,000 shares of the Company’s common stock will be available for issuance under the 2004 Plan. The shares may be treasury shares or authorized but unissued shares.

      The 2004 Plan provides that the number of shares issuable or transferable to participants upon the exercise of outstanding Options, the exercise price of the Options or what participants shall be entitled to receive in substitution for shares issuable or transferable to them upon the exercise of outstanding Options may be appropriately adjusted by the Board if any change in the outstanding shares of common stock occurs by reason of a stock split or recapitalization, any pro rata distribution to all stockholders of property in respect to or in exchange for their outstanding shares of common stock, or other similar corporate change occurs.

      Options. Unless the Committee, in its sole discretion, decides otherwise, and provided that this plan is approved by the stockholders then, on the effective date and on the date of each successive annual meeting of stockholders of the Company, each non-employee director who is elected or reelected to the Board at such meeting or who remains a member of the Board at the conclusion of such meeting shall receive an Option to purchase 3,000 shares. Unless otherwise determined by the Committee, each option will be 100% fully vested and exercisable upon grant. The specific terms and conditions of each Option shall be set forth in a written option agreement, which shall comply with the 2004 Plan.

      The Committee shall establish the time and the manner in which an Option may be exercised. The price per share at which common stock of the Company may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the Fair Market Value (as such term is defined in the 2004 Plan) of a share of common stock on the date of grant. The option price of the shares of common stock received upon the exercise of an Option shall be paid on the date of exercise: (i) in cash or, (ii) by check, or (iii) by any other method that the Committee, in its sole discretion, may consent to in writing. Special rules apply which limit the time of exercise of an Option following an director’s termination of directorship or upon the occurrence of a Reorganization Transaction (as defined in the 2004 Plan). The Committee may impose additional restrictions on the exercise of any Option.

      Amendment of the 2004 Plan. The Board may modify or amend, suspend, or terminate the 2004 Plan at any time. Termination of the 2004 Plan shall not affect Options outstanding under the 2004 Plan at the time of termination.

      Change in Control of the Company. If a Reorganization Transaction occurs (as defined in the 2004 Plan), the Board shall either (i) determine what participants are entitled to receive, in substitution for shares issuable under any outstanding Option, in the form of stock, securities, cash or other property, provided that the excess of the aggregate fair market value of the stock, securities or other property subject to the Options immediately after such substitution or the aggregate value of such cash over the exercise price of the Options shall not be less than the excess of the aggregate Fair Market Value of the Shares subject to such Options immediately before such substitution over the exercise price of the Options; or (ii) upon written notice, provide that the participants’ Options are terminated unless exercised in accordance with the 2004 Plan within 30 days after the date of the notice. In either case, the Board, in its absolute discretion, may determine whether and to what extent the exercise periods applicable to the Options shall continue to apply, but in no event shall the Board’s determination increase the length of the exercise periods.

Certain Federal Income Tax Consequences

      The following discussion is a summary of certain federal income tax considerations that may be relevant to a grantee as a result of awards they receive under the 2004 Plan. The discussion is for general informational purposes only and does not claim to address specific federal income tax considerations that may apply to each grantee based on their particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to them.

      A participant will not have taxable income and the Company is not entitled to a deduction upon the grant of a Option. Upon the exercise of a Option, a participant will have ordinary income equal to the excess of the Fair Market Value of the shares received over the exercise price of the Option, and, provided that certain requirements of the Internal Revenue Code are met, the Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of Company common stock received upon exercise of a Option will be equal to the fair market value of such shares on the exercise date.

      If a participant sells the shares of Company common stock received upon exercise of a Option, the participant will generally realize a short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount received in connection with the sale of the shares, and the participant’s tax basis in such shares.

      Participants will be responsible to make appropriate provision, if applicable, for all taxes required to be withheld in connection with any awards, exercises and transfers of shares of common stock pursuant to the 2004 Plan. This includes responsibility for all applicable federal, state, local or foreign withholding taxes. However, the Company shall have the right to retain a number of shares whose value equals the minimum amount legally required to be withheld to satisfy applicable taxes upon the exercise of Options.

Grants under the 2004 Plan

New Plan Benefits
2004 Non-Employee Director Stock Option Plan

	Dollar Value($)	Number of Units

Louis LeCalsey, III		—
Michael B. Wheeler		—
Drew W. Cook		—
Madge Joplin		—
Charles Cobaugh		—
Michele M. Corrigan		—
Executive Group		—
Non-Executive Director Group		15,000
Non-Executive Officer Employee Group		—

      The Board of Directors unanimously recommends that stockholders vote

FOR the approval of the 2004 Plan.

STOCKHOLDER PROPOSALS

      To be included in the proxy statement, any proposals of holders of common stock of the Company intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 2005 must be received by the Company, addressed to the Secretary of the Company, Tufco Technologies, Inc., PO Box 23500, Green Bay, WI 54305, no later than October 11, 2004, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

      Any holder of common stock of the Company desiring to bring business before the 2005 annual meeting of stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, Tufco Technologies, Inc., PO Box 23500, Green Bay, WI 54305, no later than December 28, 2004.

OTHER BUSINESS

      We know of no other business that will be presented at the annual meeting. If other matters requiring a vote of the stockholders properly comes before the annual meeting, the persons authorized under the proxies will vote and act according to their best judgment.

EXPENSES

      The expense of preparing, printing, and mailing proxy materials to our stockholders will be borne by us. In addition to the solicitation of proxies by use of the mail, proxies may be solicited personally or by telephone or facsimile by directors, officers and regularly engaged employees, none of whom will receive additional compensation therefor. Brokerage houses, nominees and other similar record holders will be requested to forward proxy materials to the beneficial owners of the common stock and will be reimbursed by us upon request for their reasonable out-of-pocket expenses.

ANNUAL REPORT

      We have provided without charge a copy of our annual report to stockholders for fiscal year 2003 to each person being solicited by this proxy statement. Upon the written request by any person being solicited by this proxy statement, we will provide without charge a copy of the annual report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All such requests should be directed to: Michael B. Wheeler, Secretary, Tufco Technologies, Inc., PO Box 23500, Green Bay, Wisconsin 54305.

EXHIBIT A

TUFCO TECHNOLOGIES, INC.

AUDIT COMMITTEE CHARTER

Purpose

      The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibility by reviewing matters specific to the Committee as outlined in Key Responsibilities (below) including, by reviewing: (i) the quality and integrity of the financial reports of the Corporation; (ii) the Corporation’s compliance with legal and regulatory requirements related to financial statements, including the Corporation’s systems of internal controls; (iii) the independence and performance of the Corporation’s internal and external auditors; and, (iv) the legal compliance and code of conduct programs relating to the areas of responsibility for the Committee as established by management and the Board. In so doing, it is the responsibility of the Committee to assure free and open means of communication between the directors, the independent auditors, the internal auditors (if any), and the financial management of the Corporation.

      In discharging its oversight role, the Committee is empowered to investigate any matter relating to Committee areas of accountability brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and the power to retain outside counsel, auditors and other experts for this purpose. In the case of matters brought to the Committee for which accountability is not clear, those matters will be referred to the Board for appropriate designation and assignments of follow-up. The Corporation shall provide appropriate funding for the Committee to retain such counsel and other advisers. The Board and the Committee are in place to represent the Corporation’s shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

      The Committee shall review the adequacy of this Charter on an annual basis and submit any recommended changes to the Board for its consideration.

Membership

      The Committee of the Board shall consist of at least three directors who are independent of management of the Corporation and are financially literate. The members of the Committee shall satisfy the independence and experience requirements of the NASDAQ stock market or other appropriate governing body. At least one member of the Committee must be a financially sophisticated audit committee member as defined by NASDAQ stock market rules. Committee members and the Committee chairman shall be designated annually by the full Board.

Key Responsibilities

      The Committee’s job is one of oversight and it recognizes that the Corporation’s management is responsible for preparing the Corporation’s financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff, if any, as well as the outside auditors, have more time, knowledge and more detailed information on the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the outside auditor’s work.

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and shareholders that the accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

      In carrying out these responsibilities, the Committee will perform the following functions/ tasks:

Financial Reporting

      Perform a timely review of the Corporation’s annual and quarterly financial statements and any certification, report, opinion or review rendered by the independent accountants.

      Confirm that the financial management and the independent auditor perform a timely analysis of significant reporting issues and practices and report key issues to the Committee.

      Discuss with financial management and the independent auditor their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial reporting practices used or proposed to be used.

Internal Controls

      Review with management , internal auditors, if any, and the independent auditor the adequacy and effectiveness of the Corporation’s internal controls (including information systems and security) in managing risk.

      Review disclosures made by the Corporation’s CEO and CFO during their certification process for the Form 10-K and 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

Audit Process

Appointment, removal and compensation of auditors

      Exercise the sole authority to appoint or remove the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

      Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor (other than deminimus non-audit services as defined in Section 10A(i)(1) of the Securities Exchange Act of 1934, as amended, which shall be approved prior to completion of the independent auditor’s audit). The Committee may delegate this authority to its chairman.

Independence and qualification of auditors

      Confirm and assure the independence of the independent auditor, including a review of other services and related fees provided by the independent auditor. The Committee shall discuss with the independent auditor their independence from management and the Corporation and the matters included in the written disclosers required by the Independent Standards Board.

      Monitor hiring practices related to employees or former employees of the independent auditor to ensure compliance with the Securities and Exchange Commission regulations and NASDAQ stock market listing standards.

Review of audit plans

      In consultation with the independent auditor review the audit scope.

      Review with the independent auditor the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources, including explanations for any deviations from the original plans.

Interim financial statement review

      The Committee shall review the interim financial statements and management’s discussion and analysis of financial condition and results of operations with management and the independent auditors prior to the public disclosure of results for each quarterly period. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

Review of audit results

      Review with management and the independent auditor at the completion of the annual audit the following:

•	Annual report of the Corporation, including the financial statements, related footnotes, and management’s discussion and analysis of financial condition and results of operations.

•	Results of the audit of the financial statements and the related report thereon, including all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting procedures that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, if different from management proposals.

•	Significant changes in the audit plan and any serious disputes or difficulties with management encountered during the audit.

•	Other communications as required by generally accepted auditing standards.

Compliance Oversight Responsibilities Relating to Specific Areas of Accountability of the Audit Committee

•	Approve the Corporation’s Code of Ethics applicable to senior financial officers of the Corporation and review any changes to, or waivers of, the Code of Ethics.

•	Review disclosures made by the senior financial officers of the Corporation under the Code of Ethics applicable to such officers.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation’s financial statements or accounting policies.

•	Discuss with the Corporation’s counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies.

General

      Review legal and regulatory matters that may have a material impact on the financial statements, related corporate compliance polices and programs, and reports received from regulators.

      At least semi-annually, the independent auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

      Report Committee actions to the Board with such recommendations as the Committee may deem appropriate. At the Chairman’s option, the independent auditor should be made available to meet with the Board annually or when otherwise appropriate.

      Submit the minutes of all meetings of the Audit to, or discuss the matters discussed at each Committee meeting with, the Board.

      Approve all related-party transactions required to be disclosed pursuant to Item 404 of Regulation S-K (or such approval may be made by another independent committee of the Board).

      The Committee will perform such other functions consistent with this Charter, the Corporation’s bylaws, governing law and the rules of the NASDAQ stock market or other governing body, as the Committee or the Board deems necessary or appropriate.

EXHIBIT B

TUFCO TECHNOLOGIES, INC.

2004 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.	Purposes of the Plan

      The purposes of the Plan are to foster and promote the long-term financial success of the Company by (a) attracting and retaining non-employee directors of outstanding ability by the granting of stock options; (b) providing director compensation opportunities that are competitive with those of other corporations; and (c) enabling such directors to participate in such financial success of the Company by encouraging them to become owners of the Common Stock of the Company.

2.	Definitions

      (a) “Board” means the Board of Directors of the Company.

      (b) “Change in Control” shall mean the transfer of at least 51% of the voting equity interests in the Company whether by sale, merger or otherwise, to or with one or more persons or entities other than Overseas Equity Investor Partners, Bradford Venture Partners L.P., or any affiliate thereof.

      (c) “Code” means the Internal Revenue Code of 1986, as amended.

      (d) “Committee” means the committee designated by the Board to administer the Plan under Section 3.

      (e) “Common Stock” means the shares of Common Stock of the Company, par value $.01 per share. Unless specified otherwise, references to Common Stock shall not include any Common Stock that may be issuable upon the conversion or exercise of any rights to acquire Common Stock, such as the Stock Options and any convertible indebtedness.

      (f) “Company” means Tufco Technologies, Inc., a Delaware corporation, and/or one or more of its Subsidiaries.

      (g) “Effective Date” means March 9, 2004.

      (h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (i) “Exercise Period” means the period during which a Participant is entitled to exercise a Stock Option granted to such Participant under the Plan.

      (j) “Fair Market Value” means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. If the shares of Common Stock are not listed on a stock exchange or included in a system that provides a closing sales price, but are traded in the over-the-counter market without the availability of closing sales price information, such determination shall be made on the basis of the average of the bid and offer prices for such shares on the over-the-counter market for such day. If the shares of Common Stock are not listed on a stock exchange or included in a system that provides a closing sales price or are not traded in the over-the-counter market, the Fair Market Value shall be the fair value of such Common Stock as determined in good faith by the Committee, in its sole discretion.

      (k) “Non-Employee Director” means a member of the Board who is not a full-time employee of the Company or any Subsidiary and who is not a retired employee of the Company or any Subsidiary.

      (l) “Participant” means any Non-Employee Director who meets the eligibility criteria of Section 5.

      (m) “Plan” means the Tufco Technologies, Inc. 2004 Non-Employee Director Stock Option Plan.

      (n) “Reorganization Transaction” means a merger, consolidation or combination of the Company with another corporation or entity or any similar reorganization of the Company, the complete liquidation of the Company or the sale of all or substantially all of the assets of the Company.

      (o) “Retirement” means a Termination of Directorship by reason of a Participant’s retirement as a director (other than by reason of Total Disability) after such Participant attains age 65.

      (p) “Rule 16b-3” means Rule 16b-3 under the Exchange Act.

      (q) “Securities Act” means the Securities Act of 1933, as amended.

      (r) “Shares” means shares of Common Stock reserved for issuance or transfer by the Company upon the exercise of outstanding Stock Options.

      (s) “Stock Option” means an option to purchase Shares granted under Section 7 hereof.

      (t) “Subsidiary” means any corporation the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.

      (u) “Termination of Directorship” means the time when the Participant’s relationship with the Company as a Non-Employee Director is terminated for any reason, including, but not limited to, a termination by resignation, removal, death, Total Disability, or Retirement.

      (v) “Total Disability” means a Termination of Directorship by reason of the Participant’s total disability as determined pursuant to and in accordance with the then current regular long-term disability insurance plan applicable to such Participant. All determinations as to the date and extent of disability of any Non-Employee Director shall be made by the Committee, in its absolute discretion, upon the basis of such evidence as it deems necessary or desirable.

3.	Administration of the Plan

      (a) The Plan shall be administered under the direction of the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Non-Employee Directors who are to be Participants under Section 5 hereof, in determining the times at which Stock Options will be granted, in determining the amount of Stock Options to be granted to each such Non-Employee Director, in determining the terms and conditions of Stock Options granted under the Plan and the terms of Agreements which will be entered into with Participants. The Committee shall have the power to establish different terms and conditions with respect to different Participants.

      (b) A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee. Additionally, when the Board exercises the powers reserved to it under Sections 12, 14 or 15 of the Plan, the provisions of the by-laws of the Company governing the number of Directors of the Board required for action to be taken by the Board at a meeting and the requirements for voting by Directors at a meeting at which a quorum is present, or for acting by their written consent, shall be complied with by the Board in order to take valid actions.

      (c) The Committee shall have the authority to interpret the Plan, establish and revise rules and regulations relating to the Plan, and make any other determinations that it believes necessary or advisable for the administration of the Plan. Decisions, interpretations and determinations by the Committee shall be final and binding upon all persons, including, but not limited to, the Company, its stockholders, Participants and their personal representatives, heirs and assigns.

      (d) All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, or other persons to render services in connection with the Plan, and the Company, the Board, the Committee, and members of the Board and the Committee shall be entitled to rely upon the advice, opinions, or valuations of any such persons. Neither the Company, the Board, the Committee, nor any member of the Board or Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the

Plan, and all members of the Board and Committee shall be indemnified by the Company with respect to any such liability to the fullest extent permitted by the laws of the State of Delaware.

4.	Common Stock Subject to the Plan

      (a) Subject to adjustment as provided in Section 12, the maximum number of shares of Common Stock that may be issued or transferred by the Company under the Plan, and which shall be reserved for such issuance or transfer, shall be 150,000.

      (b) The Board may authorize the purchase of Shares by the Company in the open market to be held in treasury and reserved for issuance under the Plan, and may reserve authorized but unissued Shares, not otherwise reserved or restricted, for issuance under the Plan. Shares reserved for issuance under outstanding Stock Options that expire unexercised shall again become reserved for issuance under the Plan.

      (c) The approval of the Plan by the Board shall constitute the Board’s conclusive judgment and determination that, if Shares are issued to a Participant in accordance with the terms and conditions of the Plan, such Shares shall be considered to be issued for full and adequate consideration and shall be fully paid and non-assessable Common Stock, and that such consideration shall be credited to the Company’s stated and paid-in capital accounts in accordance with the Company’s standard accounting practice.

5.	Eligibility

      All Non-Employee Directors shall be eligible to receive Stock Options under the Plan.

6.	Agreement

      Each Participant granted a Stock Option under the Plan shall enter into an Agreement with the Company, in form approved by the Committee, which shall set forth the terms and conditions of the Stock Options granted to the Participant as set forth in Section 7 and 8 hereof and such other terms and conditions as the Committee shall, in its sole discretion, determine. The Agreement shall not become effective until the conditions set forth in Sections 10 and 14 hereof have been satisfied.

7.	Terms of Stock Option

      At the time a Stock Option is granted, the Committee shall specify in the Agreement referred to in Section 6 the following terms and conditions with respect to the Stock Option:

      (a) Number of Shares. Unless the Committee, in its sole discretion, shall decide otherwise, on the Effective Date and on the date of each successive annual meeting of the stockholders of the Company, each Non-Employee Director who is elected or reelected to the Board at such meeting or who remains a member of the Board at the conclusion of such meeting shall receive a Stock Option to purchase 3,000 Shares (subject to adjustment as provided in Section 12(a)).

      (b) Price. The price per share at which Common Stock may be purchased upon exercise of a Stock Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.

      (c) Payment of the Stock Option Price. The Committee shall establish the time and the manner in which a Stock Option may be exercised. The option price of the shares of Common Stock received upon the exercise of a Stock Option shall be paid on the date of exercise: (i) in cash or, (ii) by check, or (iii) by any other such method that the Committee, in its sole discretion, may consent to in writing.

      (d) Vesting and Term. Unless otherwise provided by the Committee in the Agreement, all Stock Options granted under the Plan, shall be one hundred percent (100%) vested and exercisable as of the date of grant. The Agreement shall also specify the length of the Exercise Period. Notwithstanding the above, upon the occurrence of a Change in Control of the Company, all Stock Options outstanding at such time shall become one hundred percent (100%) vested and exercisable. Unless otherwise specified by the Committee in the Agreement, the term of a Stock Option shall be 10 years.

      (e) Taxes. If applicable, Participants shall be responsible to make appropriate provision for all taxes required to be withheld in connection with a Stock Option, the exercise thereof and the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. Upon the exercise of a Stock Option, the Company shall have the right to retain the number of shares of Common Stock whose Fair Market Value equals the minimum amount legally required to be withheld in satisfaction of any applicable withholding taxes.

      (f) Other. Such other terms and conditions not inconsistent with the Plan as the Committee shall specify.

8.	Termination of Directorship

      Unless the Committee specifies otherwise in writing, the following terms and conditions shall apply to each Stock Option granted under the Plan:

      (a) Death. If the Participant dies while a Non-Employee Director, any Stock Option held by such Participant at the date of such Participant’s death shall be exercisable in its entirety by such Participant’s personal representatives, heirs or legatees at any time prior to the expiration of one year after the date of the Participant’s death or until the expiration of the term of the Stock Option, whichever period is shorter.

      (b) Retirement or Total Disability. If there is a Termination of Directorship of a Participant by reason of Retirement or Total Disability, any Stock Option held by the Participant shall be exercisable in its entirety at any time prior to the expiration of three months in the case of Retirement and one year in the case of Total Disability after the date of such Termination of Employment or until the expiration of the term of the Stock Option, whichever period is shorter.

      (c) Other Termination. If there is a Termination of Directorship of a Participant for any reason other than those specified in Sections 8(a), 8(b) above, such Participant shall be permitted, for a 45-day period following the date of termination or until the expiration of the term of the Stock Option, whichever period is shorter, to exercise any Stock Option which was exercisable as of such termination date.

9.	Continued Service with the Company

      If a Participant ceases serving as a Non-Employee Director, and, immediately thereafter, is employed by or is engaged as a consultant by the Company or any Subsidiary, then, solely for the purposes of Section 8, such Participant will not be deemed to have suffered a Termination of Directorship at that time, and such Participant’s continued employment or consulting period will be deemed to be continued service as a Non-Employee Director; provided, however, that such former Non-Employee Director shall not be eligible for additional grants of Stock Options under the Plan.

10.	Compliance with Applicable Laws

      (a) No Stock Options shall be granted, and no Shares shall be issued or transferred, by the Company to a Participant pursuant to the Plan unless the Committee, in its sole discretion, shall have first determined that all registrations, approvals, exemptions, and any other action required by law to be taken with respect to the Plan shall have been accomplished, including, but not limited to, such action, if any, as is then required to comply with the provisions of the Securities Act, the Exchange Act, any applicable state Blue Sky laws, and the requirements of any exchange or other system on which the Common Stock may, at the time, be listed or quoted.

      (b) Each certificate for Shares issued or transferred pursuant to the Plan shall be registered in the name of the Participant or in such other name as the Participant shall designate. If so required by the Committee upon the advice of counsel, the Company shall place a stop transfer order with its transfer agent with respect to such Shares, the Participant shall furnish a representation that the Shares are being acquired as an investment and not with a view to the distribution thereof, and such certificate shall bear an appropriate legend restricting the transfer of such Shares. Any such stop transfer order, investment representation or legend shall apply only so long as necessary, in the opinion of the Committee, to insure that the resale or other disposition of the Shares of the Participant would not involve a violation of the provisions of the Securities Act or applicable state Blue Sky laws.

11.	No Right to Continue as a Director

      No Non-Employee Director or other person shall have any claim or right to be granted a Stock Option under the Plan. Nothing contained herein shall at any time be deemed to give to any Participant the right to continue service as a director of the Company.

12.	Corporate Changes

      (a) If any change in the outstanding shares of Common Stock occurs by reason of a stock split or recapitalization, any pro rata distribution to all stockholders of property in respect to or in exchange for their outstanding shares of Common Stock, or other similar corporate change occurs, the number of Shares issuable or transferable to Participants upon the exercise of outstanding Stock Options, the exercise price of such Stock Options or what Participants shall be entitled to receive in substitution for Shares issuable or transferable to them upon the exercise of outstanding Stock Options, may be appropriately adjusted by the Board, whose determination in such regard shall be conclusive.

      (b) If the Company becomes a party to a Reorganization Transaction, the Board shall either: (i) determine what Participants shall be entitled to receive, in substitution for Shares issuable or transferable to them upon the exercise of outstanding Stock Options, in the form of stock, securities, cash or other property to be received by owners of Common Stock of the Company as a result of such Reorganization Transaction; provided, however, that the excess of the aggregate fair market value of the stock, securities or other property subject to the Stock Options immediately after such substitution or the aggregate value of such cash over the exercise price of the Stock Options shall not be less than the excess of the aggregate Fair Market Value of the Shares subject to such Stock Options immediately before such substitution over the exercise price of the Stock Options; or (ii) upon written notice to Participants, provide that the Participants’ Stock Options shall be terminated unless exercised in accordance with the Plan within 30 days after the date of such notice. In either such case, the Board, in its absolute discretion, may determine whether and to what extent the Exercise Periods applicable to such Stock Options shall continue to apply, but in no event shall any such Board determination increase the length of such Exercise Periods.

13.	Indemnification of Board

      In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Committee or of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which he or she may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all judgments, fines and amounts paid by him or her in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceeding, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or Board member is liable for misconduct in his or her duties; and provided further that the Committee member or Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

14.	Effective Date, Termination and Amendment

      The Plan shall become effective on the Effective Date, subject to stockholder approval. The Plan shall remain in full force and effect until the earlier of 10 years from the Effective Date, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time.

Termination of the Plan pursuant to this Section 14 shall not affect Stock Options outstanding under the Plan at the time of termination.

15.	Miscellaneous

      (a) Effect Upon Other Plans. The adoption of the Plan shall not affect any stock option or other compensation or incentive plan in effect for the Company, and the Plan shall not preclude the Board from establishing any other forms of incentive, bonus or other compensation for Non-Employee Directors.

      (b) Assignability. No Stock Option shall be pledged, assigned or transferred for any reason during the Participant’s lifetime and any attempt to do so shall be void and the relevant Stock Option shall be forfeited. During the life of the Participant, Stock Options shall be exercisable only by such Participant. No Participant shall have any rights as a stockholder with respect to any Shares covered by a Stock Option until date of issuance of stock certificates to such Participant for such Shares. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other stockholder rights for which the record date is prior to the date such stock certificates are issued.

      (c) Binding Effect. Any delivery of Shares upon the exercise of Stock Options to any Participant or former Participant or such Participant’s legal representative or to any beneficiary of such Participant in accordance with the provisions of the Plan shall be in full satisfaction of all claims with respect to such Stock Options which such Participant, representative or beneficiary may have against the Company, the Committee or any member of the Committee. The Plan shall be binding upon the beneficiaries, heirs, executors, administrators, distributees and assigns of the Participants and the successors and assigns of the Company.

      (d) Amendment of Outstanding Stock Options. The Committee shall have the power unilaterally and without approval of a Participant to amend an existing Stock Option in any manner; provided that (i) such an amendment does not materially adversely affect such previously granted Stock Option and (ii) the amended Stock Option is consistent with the terms of the Plan. In addition, the Committee may amend any outstanding Stock Option in any manner, even if such amendment materially adversely affects such Stock Option, provided that (i) such Participant consents to the amendment and (ii) the amended Stock Option is consistent with the terms of the Plan.

      (e) Governing Law. To the extent that Federal laws (such as the Exchange Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

PROXY

TUFCO TECHNOLOGIES, INC.

Annual Meeting of Stockholders, March 9, 2004

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF
TUFCO TECHNOLOGIES, INC.

The undersigned hereby appoints ROBERT J. SIMON and MICHAEL B. WHEELER, and each of them, jointly and severally, as proxies, each with full power of substitution, to vote all of the undersigned’s shares of common stock held of record on January 28, 2004, at the 2004 annual meeting of stockholders or at any postponements or adjournments thereof.

This proxy, when properly executed, will be voted in accordance with the directions made on the reverse side. If no direction is made, this proxy will be voted FOR the first three proposals. The proxies will vote with respect to the fourth proposal according to their best judgment.

1.	Election of Directors.

FOR all nominees listed below (except as marked below to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

(Samuel J. Bero, C. Hamilton Davison, Jr., Louis LeCalsey III, William J. Malooly, Seymour S. Preston III and Robert J. Simon)

Instructions: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.

2.	Ratification of the selection of Deloitte & Touche LLP as independent auditors for the 2004 fiscal year.

       FOR ☐           AGAINST ☐           ABSTAIN ☐

3.	Approval of the 2004 Non-Employee Director Stock Option Plan.

       FOR ☐           AGAINST ☐           ABSTAIN ☐

4.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

Please sign exactly as name appears below. When shares are held in more than one name, all parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated: ________________________________________ , 2004

Signature

Signature if shares held in more than one name

Please mark, sign, date and promptly return this proxy in the enclosed envelope.